UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 8, 2025
Date of Report (date of earliest event reported)
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SHIFT4 PAYMENTS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39313 (Commission File Number)	84-3676340 (I.R.S. Employer Identification Number)
3501 Corporate Pkwy Center Valley, PA 18034
(Address of principal executive offices) (Zip Code)
(888) 276-2108
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	FOUR	The New York Stock Exchange
Series A Mandatory Convertible Preferred Stock, par value $0.0001	FOUR.PRA	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On December 8, 2025, Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), subsidiaries of Shift4 Payments, Inc. (the “Company”), completed the issuance and sale of €435 million aggregate principal amount of 5.500% Senior Notes due 2033 (the “New Notes”). The Issuer received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $507.0 million. The net proceeds of the offering will be used for general corporate purposes, including repayment of debt, strategic acquisitions, growth initiatives, and the potential repurchase of outstanding shares of the Company’s common stock pursuant to the stock repurchase program.

The New Notes were issued as additional securities under an Indenture, dated May 16, 2025 (as supplemented from time to time, the “2033 Notes Indenture”), among the Issuers, the subsidiary guarantors named therein, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “2033 Notes Trustee”), and U.S. Bank Europe DAC, UK Branch as registrar, transfer agent and paying agent, pursuant to which the Issuers previously issued €680 million in aggregate principal amount of their 5.500% senior notes due 2033 (the “Existing Notes” and, together with the New Notes, the “Notes”) on May 16, 2025. The New Notes and the Existing Notes are treated as a single class of debt securities under the 2033 Notes Indenture, and the New Notes have identical terms to the Existing Notes, other than with respect to the issue date and issue price. The 2033 Notes Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Issuers and are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Issuer’s subsidiaries.

New Notes

Pursuant to the 2033 Notes Indenture, the New Notes will mature on May 15, 2033, and will accrue interest at a rate of 5.500% per year. Interest on the New Notes will be payable semi-annually in arrears on each May 15 and November 15, commencing on May 15, 2026. Accrued interest on the New Notes will be paid by the initial purchasers of the New Notes from and including November 15, 2025 to, but excluding December 8, 2025.

The Issuers may redeem all or a portion of the Notes at any time prior to May 15, 2028 at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable “make-whole” premium as provided in the 2033 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after May 15, 2028, the Issuers may redeem all or a portion of the Notes at the redemption prices set forth in the 2033 Notes Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, at any time prior to May 15, 2028, the Issuers may also redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) with the proceeds of certain equity offerings, at a redemption price equal to 105.50% of the principal amount of the Notes, plus accrued and unpaid interest, if any to the redemption date. The Issuers may make such redemption so long as, after giving effect to any such redemption, at least 50% of the original aggregate principal amount of the Notes (including any additional Notes) remains outstanding (unless all Notes are redeemed concurrently) and such redemption occurs within 180 days of the closing of the applicable equity offering.

Upon a Change of Control (as defined in the 2033 Notes Indenture), the Issuers must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date, subject to certain exceptions including in the case where the Issuers (or any affiliate of the Issuers) have made an Alternate Offer (as defined in the 2033 Notes Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the 2033 Notes Indenture) from such asset sale, within a specified period of time, the Issuers will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the 2033 Notes Indenture) to all holders of the Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the 2033 Notes Indenture) that ranks pari passu in right of payment with the Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The 2033 Notes Indenture contains customary covenants that will limit the Issuers’ ability and the ability of certain of the Issuer’s subsidiaries (including the Co-Issuer) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Issuer’s subsidiaries to pay dividends or make other distributions to the Issuer, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Issuers’ assets and the assets of certain of the Issuer’s subsidiaries. During any future period in which either Fitch Ratings, Inc. or Moody’s Investors Service, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the 2033 Notes Indenture has occurred and is continuing, some of the covenants will be suspended. The 2033 Notes Indenture also contains customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The 2033 Notes Indenture and the form of Notes are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the 2033 Notes Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of May 16, 2025, among the Issuers, the subsidiary guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee, and U.S. Bank Europe DAC, UK Branch, as registrar, transfer agent and paying agent (incorporated by reference to Exhibit 4.3 to Shift4 Payments, Inc.’s Current Report on Form 8-K filed on May 16, 2025, File No. 001-39313).

4.2
Form of 5.500% Senior Note due 2033 (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.4 to Shift4 Payments, Inc.’s Current Report on Form 8-K filed on May 16, 2025, File No. 001-39313).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025

SHIFT4 PAYMENTS, INC.

By:	/s/ Jordan Frankel
Name:	Jordan Frankel
Title:	Chief Legal Officer and Secretary